UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [April 26, 2024]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56175	65-0981503
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BWMY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 22, 2024, Barton CPA, Cypress, Texas, having PCAOB ID of 6968, resigned as the Company’s independent auditors, effective immediately. In their resignation letter, the auditor stated, “Effective April 22, 2024, we are ceasing our services as your independent auditors. We have reached this decision reluctantly and after substantial deliberation. We will cooperate with any new auditors you may retain in the future. To facilitate that process, at the appropriate time please send us a letter authorizing us to make disclosures to your new auditors. Without such a letter, we are ethically prohibited from communicating with others regarding your company’s affairs.”

Barton CPA also declined to give their consent for the 10-Q for the quarter ending February 29, 2024, citing concerns regarding the integrity of management related to an ongoing SEC investigation. These concerns led Barton CPA to withdraw from the engagement and prevented them from signing off on the 10-Q.

Before conveying this decision, Barton CPA initially gave BorrowMoney.com, Inc. the green signal to start the initial EDGAR filing process for the 10-Q for the quarter ending February 29, 2024 and confirmed that the company BorrowMoney.com, Inc. should proceed with the initial filing process. However, upon further review, Barton CPA advised that all filing activity should be canceled due to concerns related to the SEC investigation.

It is important to note that on April 22, 2024, the CEO of BorrowMoney.com, Inc. Mr. Aldo Piscitello received an email from Dan Barton of Barton CPA Firm regarding the invoice for the 2024 Q1 and Q2 reviews. The email requested prompt payment to ensure the timely filing of the Q2 review. Subsequently, a phone conversation by Mr. Aldo was held with Mr. Barton, during which Mr. Aldo requested payment options via debit card for the Q1 review and agreed to settle the Q2 payment later in the week. Mr. Barton consented to this arrangement over the phone.

On April 24, 2024, at 10:22 am after Mr. Barton resigned, he sent a bill for $2,500 for the Q2 review. Then on April 24, 2024, at 8:07 pm Mr. Barton sent an email, “I just want to make it is clear. We never approved or gave the go ahead for any filing and we don’t approve the amending of the filing as mentioned.”

Following Mr. Barton’s advice to cancel all the filing activity, the company informed the filing agent to cancel any further activity. Despite this, the 10-Q was filed, but the filing agent agreed to hold off on the iXBRL tagging until further notice from the Company.

It is pertinent to mention here that the Company has already disclosed the details about the SEC investigation to the auditor in the previous quarter ending November 30, 2023. Barton CPA was satisfied with the disclosures made in the 10-Q report about the ongoing investigations and provided their consent to file the 10-Q for the previous quarter ending November 30, 2023.

BorrowMoney.com, Inc. will engage a new auditor to complete the review process for the quarter ending February 29, 2024, and will then either refile the 10-Q or file an amendment in the form of 10-Q/A after receiving consent to file from the new auditor. BorrowMoney.com, Inc. will seek to engage a new auditor within the company’s existing budget, aiming to maintain the same level of cost as the previous auditor.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 24, 2024, Mr. Dan Barton informed BorrowMoney.com, Inc. through email that the Form 10-Q submitted for the period ending February 29, 2024, should not be relied upon. Mr. Barton stated that BorrowMoney.com, Inc. need to withdraw the Form 10-Q and instead file a Form 8-K.

The registrant received notification from its independent accountant on April 24, 2024, advising us that disclosure should be made to prevent reliance on our previously issued interim review related to the financial statements.

(1) The notification was received on April 24, 2024.

(2) The financial statements in question are those included in the Form 10-Q submitted for the period ending February 29, 2024.

(3) Mr. Barton indicated that the engagement quality control reviewer could not provide signoff, which is required prior to issuance, due to concerns related to an SEC investigation. The accountant further stated that they were not aware that the signoff would not be granted.

Item 9.01 Exhibits

Exhibit A	Barton CPA Letter. Of Resignation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM, Inc.

By	/s/ Aldo Piscitello
Name:	Aldo Piscitello
Title:	President

Date: April 29, 2024